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                                   EXHIBIT 5

                      Information concerning the Purchaser
                      Designees to the Board of Directors
                                of the Company.
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                 INFORMATION CONCERNING THE PURCHASER DESIGNEES
                    TO THE BOARD OF DIRECTORS OF THE COMPANY
                    (ALL ARE CITIZENS OF THE UNITED STATES)

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
    NAME AND AGE (AS OF              PRESENT PRINCIPAL OCCUPATION OR EMPLOYMENT AND
         10/23/95)                            FIVE-YEAR EMPLOYMENT HISTORY
---------------------------------------------------------------------------------------------
William T. Blair (62)       1993-present, Executive Vice President, Diebold; 1989-93 Vice
c/o Diebold, Incorporated   President and General Manager, North American Sales and Services,
5995 Mayfair Road           Diebold
North Canton, OH 44720

Gerald F. Morris (52)       1993-present, Executive Vice President and Chief Financial
c/o Diebold, Incorporated   Officer, Diebold; 1994-present, Vice President, Treasurer and
5995 Mayfair Road           Director, D-GT Acquisition; 1990-93, Senior Vice President and
North Canton, OH 44720      Chief Financial Officer, Diebold

Gregg A. Searle (47)        1993-present, Executive Vice President, Diebold; 1994-present,
c/o Diebold, Incorporated   President and Director, D-GT Acquisition; 1990-1993, Vice
5995 Mayfair Road           President, Diebold; 1991-93, General Manager, InterBold; 1990-91,
North Canton, OH 44720      Vice President, U.S. Sales & Marketing, InterBold

Alben W. Warf (57)          1994-present, Group Vice President, Self-Service Systems,
c/o Diebold, Incorporated   Diebold; 1993-94, Vice President, Diebold, and General Manager,
5995 Mayfair Road           InterBold; 1990-93, Vice President, Development and
North Canton, OH 44720      Manufacturing, Diebold

Robert J. Warren (49)       1990-present, Vice President and Treasurer, Diebold;
c/o Diebold, Incorporated   1994-present, Director, D-GT Acquisition
5995 Mayfair Road
North Canton, OH 44720
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